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EXHIBIT 23(a)

Independent Auditors' Consent and Report On
Financial Statement Schedule

The Dow Chemical Company:

We consent to the incorporation by reference of our report dated February 13, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards No. 133) appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2001, in the following Registration Statements of The Dow Chemical Company:

Form S-3:
Nos.	33-37052
33-52980
333-59964
Form S-4:
No.	333-88443
Form S-8:
Nos.	2-64560
33-21748 33-37345 33-51453 33-52841 33-58205 33-61795 333-27379 333-27381 333-40271 333-43730 333-49183 333-56780 333-67414 333-88443 333-91027

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of The Dow Chemical Company, listed in Item 14 (a) 2. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP Midland, Michigan March 19, 2002

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  EXHIBIT 23(a)
Independent Auditors' Consent and Report On Financial Statement Schedule